Exhibit 99.1

Investor Contact:
William Nettles — Director
Corporate Development & IR
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Public Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com
VeriFone to Offer $275 Million Senior Convertible Notes
SAN JOSE, CA. — June 18, 2007 — VeriFone Holdings, Inc. (NYSE: PAY) today announced its intention to offer, subject to market and other conditions, approximately $275 million principal amount of senior convertible notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes would be convertible under certain circumstances into cash and, if applicable, shares of common stock, based on a daily conversion value under the terms of the notes. VeriFone intends to grant the initial purchasers of the notes an option to purchase up to an additional $41.25 million principal amount of notes. The interest rate, conversion price and other terms of the notes have not yet been determined.
In connection with the issuance of the notes, VeriFone plans to enter into convertible note hedge transactions with affiliates of the initial purchasers of the notes (the “counterparties”) that generally are expected to reduce the potential equity dilution upon conversion of the notes. VeriFone also intends to sell warrants to those counterparties, which could have a dilutive effect on its earnings per share. In connection with establishing their initial hedge of these transactions, the counterparties (and/or their affiliates) may enter into various derivative transactions with respect to VeriFone’s common stock or purchase shares of VeriFone’s common stock prior to, concurrently with, or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of VeriFone’s common stock prior to, concurrently with or following the pricing of the notes. Following the pricing of the notes, the counterparties (and/or their affiliates) may modify their hedge positions from time to time by entering into or unwinding various derivative transactions with respect to VeriFone’s common stock or by selling or purchasing VeriFone’s common stock in secondary market transactions (including during any conversion period related to the conversion of the notes), which could adversely affect the value of VeriFone’s common stock and, as a result, the value of the notes or could have the effect of increasing or preventing a decline in the value of VeriFone’s common stock.
VeriFone intends to apply the net proceeds from the offering and the convertible note hedge and warrant transactions to repay in part the senior secured bank debt of VeriFone’s principal operating subsidiary, VeriFone, Inc.
This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities and the shares of VeriFone common stock issuable upon conversion or exercise of the securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
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CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Except for the historical and factual information contained herein, the matters set forth in this news release and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions and the price and market for the securities to be offered and other risk factors relating to our industry as detailed from time to time in VeriFone’s reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, VeriFone undertakes no obligation to update publicly any forward-looking statements herein, whether as a result of new information, future events or otherwise.